UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

On June 2, 2015, MeetMe, Inc. (the “Company”) terminated two agreements with Beanstock Media, Inc. (“Beanstock”) as a result of non-payment by Beanstock of amounts owed under: the Media Publisher Agreement (the “Desktop Agreement”), dated as of September 23, 2013 and the Advertising Agreement, dated as of December 23, 2014, (as amended, the “Mobile Agreement” and together with the Desktop Agreement, the “Beanstock Agreements”), effective immediately. Under the Desktop Agreement, Beanstock had the exclusive right and obligation to fill substantially all of the Company’s remnant desktop in-page display advertising inventory on www.meetme.com, subject to certain exclusions. Under the Advertising Agreement, Beanstock had the right and obligation to fill substantially all of the Company’s advertising inventory on its MeetMe mobile app for iOS and Android, as well as the meetme.com website when accessed using a mobile device and as optimized for mobile devices.

Beanstock represents approximately $5.8 million in accounts receivable under the Beanstock Agreements, of which approximately $2.25 million is overdue and approximately $3.55 million will be due within 30 days after invoicing following the termination date. We do not believe any of the $5.8 million is disputed. The Company intends to pursue the collection of all amounts owed to it under the Beanstock Agreements, including liquidated damages set forth in the Mobile Agreement.

The Notice of Termination, dated June 2, 2015 (the “Notice of Termination”), is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Notice of Termination is qualified in its entirety by reference to the full text of the Notice of Termination.

Item 7.01 Regulation FD Disclosure

The Company issued a press release, dated June 3, 2015, announcing the termination of the Beanstock Agreements, the text of which is incorporated by reference into this “Item 7.01. Regulation FD Disclosure.”

The information furnished pursuant to Item 7.01 of this Current Report shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

The Company previously disclosed certain risks related to its business and operations, which we believe should be considered in evaluating our business, financial position, future results and prospects. We disclosed these risks in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 (our “Form 10-K”) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (our “Form 10-Q,” together with the Form 10-K, the “Additional Filings”). The information presented below updates and supplements those risk factors for the matters identified below and should be read in conjunction with the risks and other information contained in our Additional Filings. The risks described in our Additional Filings, as updated and described in this Current Report on Form 8-K, are not the only risks we face. Additional risks that we do not presently know or that we currently believe are immaterial could also materially and adversely affect any of our business, financial position, future results or prospects. Additional risk factors that we believe should be considered are set forth below.

We have terminated our agreements with our advertising partner and are making efforts to collect amounts due to its default, the result of which could impair our ability to recognize revenue and harm our business and results of operations.

We have terminated two agreements with Beanstock Media, Inc., or Beanstock, with respect to our advertising inventory on both web and mobile: the Desktop Agreement under which Beanstock had the exclusive right and obligation to fill substantially all of our remnant advertising inventory on www.meetme.com and the Mobile Agreement under which Beanstock had the exclusive right and obligation to fill certain advertising inventory on our MeetMe mobile apps for iOS and Android, as well as on the meetme.com website when accessed using a mobile device and as optimized for mobile devices.

We intend to pursue all available remedies to collect amounts due to us under the Desktop Agreement and the Mobile Agreement, including liquidated damages under the Mobile Agreement. We cannot guarantee if, when or how much outstanding will be paid to us. We also do not know the amount of time and effort that will be required from management to collect these amounts. Failure to collect these amounts and the time and effort required by management to collect these amounts, could materially and adversely affect our ability to recognize revenue earned under the Beanstock Agreements and harm our business, financial condition, results of operations and cash flow.

We believe we have the capability and staff to manage our advertising inventory internally upon termination of the Desktop Agreement and the Mobile Agreement. However, we cannot guarantee that we will be able to effectively sell at the levels achieved under the Desktop Agreement or the Mobile Agreement. If we are unable to effectively sell our advertising inventory, our business, financial condition, results of operations and cash flow may be materially and adversely affected. In addition, if we determine we need additional resources to effectively sell our advertising inventory, we will face additional costs that may affect our financial condition, results of operations and cash flow.

We fill our advertising inventory internally, without the use an external advertising partner as in the past, and if we fail to maintain and expand our base of advertisers, our revenue and our business could be harmed.

Our ability to grow our business depends in part on our ability to maintain and expand our advertiser base. To do so, we must ensure that existing and prospective advertisers know that our advertising products offer a material benefit and can generate a competitive return relative to other alternatives, including online, mobile and traditional advertising platforms. Advertisers may not continue to do business with us, or they may reduce the prices they are willing to pay to advertise with us, if we do not deliver ads in an effective manner, or if they do not believe that their investment in advertising with us will generate competitive returns. Our ability to do so depends on factors including:

●

Competitiveness of Our Products. We must deliver ads in an effective manner and provide accurate analytics and measurement solutions that demonstrate the value of our advertising products compared to those of our competitors. Similarly, if the pricing of our advertising products does not compare favorably to those of our competitors, advertisers may reduce their advertising with us or choose not to advertise with us at all.

●

Traffic Quality. The success of our advertising program depends on delivering positive results to our advertising customers. Low-quality or invalid traffic, such as robots, spiders and the mechanical automation of clicking, may be detrimental to our relationships with advertisers and could adversely affect our advertising pricing and revenue. If we fail to detect and prevent click fraud or other invalid clicks on ads, the affected advertisers may experience or perceive a reduced return on their investments, which could lead to dissatisfaction with our products, refusals to pay, refund demands or withdrawal of future business.

●	Perception of Our Platform. Our ability to compete effectively for advertiser budgets depends on our reputation and perceptions regarding our platform.

●

Macroeconomic Conditions. Adverse macroeconomic conditions can have a negative impact on the demand for advertising, particularly with respect to online advertising products. Advertisers may have limited advertising budgets and may view online advertising as lower priority than offline advertising.

As is typical in our industry, our advertisers generally do not have long-term obligations to purchase our products. Their decisions to renew depend on the degree of satisfaction with our products as well as a number of factors that are outside of our control. As a result, we may experience attrition in our advertisers in the ordinary course of business resulting from several factors, including losses to competitors or declining advertising budgets. The occurrence of any of these or other factors could result in a reduction in demand for our ads, which may reduce the prices we receive for our ads, either of which would negatively affect our revenue and operating results.

Seasonality affects our results and our operating results may fluctuate from quarter to quarter, which makes them difficult to predict.

Advertising spending is traditionally seasonally strong in the fourth quarter of each year and we believe that this seasonality affects our quarterly results, which generally reflect higher advertising revenue in the fourth quarter.

We expect that the seasonality in our business may cause our operating results to fluctuate. The effect of the Beanstock Agreements as well as our growth may understate the potential seasonality of our business. As a result, our past quarterly operating results are not necessarily indicators of future performance. In addition, global economic concerns continue to create uncertainty and unpredictability and add risk to our future outlook. An economic downturn in any particular region in which we do business or globally could result in reductions in advertising revenue, as our advertisers reduce their advertising budgets, and other adverse effects that could harm our operating results.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Notice of Termination, dated June 2, 2015
99.1	MeetMe, Inc. press release, dated June 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: June 3, 2015	By:	/s/ David Clark
	Name:	David Clark
	Title:	Chief Financial Officer